Bangkok Bank Public Co., Ltd.



                                  EXHIBIT 10.43

                                 (TRANSLATION)

                      Guarantee Against All Debts Agreement


                                        Made at Bangkok Bank PubLic Co., Ltd.
                              January 24, 1997


     I, the  undersigned,  Mr. Vichai  Raksriaksorn,  age 39 years,  Race: Thai,
Nationality: Thai, residing at No. 20, Soi Sukhumvit 64, Sukhumvit L, Bang Chak Sub-District, Phra Khanong District, Bangkok, hereinafter called, "the Guarantor" who makes this Agreement and gives it to the Bangkok Bank Public Co., Ltd., hereinafter called, "the Bank" with the following statements:

     Section 1. The Guarantor agrees to guarantee against all kinds of debts made by J.M.T. Duty Free Co., Ltd., hereinafter called, "the Debtor" has had a debt with the Bank before this Agreement is made and/or while making this
Agreement  as well as debt  the  Debtor  will  make  with the  Bank  after  this
Agreement is made, regardless of the nature of debt, Letter of Credit or the like with the Bank, and/or debt under Trust Receipt agreement, and/or purchase of discount bill of exchange and/or debt under the bill of exchange, and/or debt from a loan request or repayment of by a promissory note, and/or debt from shipping guarantee, and/or debt that the Bank gives aval to a bill of exchange, and/or debt that the Bank endorses a bill of exchange, and/ or debt that a debtor asks the Bank to issue a Letter of Guarantee, and/ or debt under any loan agreement, and/or debt from overdrawing, and/or debt from the purchase of discount bill of exchange for product export, and/or debt under an agreement in which the Debtor is or is becoming a contractual party as well as all other kinds of debt that the Debtor has made or is to make with the Bank whether in the form of legal deed or obligation, if the Debtor breaks the credit agreement and fails to make payment for the said debt or makes incomplete repayment or causes damage to the Bank under any circumstances, the Guarantor agrees to be liable jointly with the Debtor for the repayment of the debt of Baht 13,700,000 (Thirteen Million Seven Hundred Thousand Baht Only) as well as interest, compensation owed by the Debtor and other obligations from the debt to the Bank as soon as he receives a notice from the Bank.


     Section 2. In case the Bank has issued a Letter of Guarantee for the Debtor to other persons, the Guarantor agrees not to revoke the guarantee until the Bank is deprived of its responsibility in line with the Letter of Guarantee issued by the Bank.

     Section 3. In case the Bank relaxes debt repayment schedule for the Debtor or agrees with the Debtor to extend the debt agreement with or without a notice to the Guarantor, it shall be taken that the Guarantor has agreed with every time of relaxation or extension accordingly, and the Guarantor shall not take the relaxation or extension as a cause to deprive of his liability as a guarantor.

     Section 4. In case a third party files a complaint against, sues or is suing the Consenter in a civil, criminal, or bankruptcy case, or when there is a cause or indication or the Bank believes that the Consenter is unable or seems to be unable to repay the debt or compensation for damage under the Debt Agreement whether the debt is due for repayment or not, the Consenter shall agree and authorize the Elank to manage the Deposit similar to the management of the Deposit stated in Section 2.

     Section 5. In case the Deposit is a fixed deposit or fixed deposit slip with a definite deposit period and the deposit is mature but before the debt under the Debt Agreement is due or it's due but the Bank has not yet received all the repayment, the Consenter shall agree with the Bank to extend the deposit for another period equivalent to the original period and such extension can be made at any number of times until the Bank receives all the repayment.

     Section 6. In case the consent and/or authorization to the Bank aforementioned is to be made in writing, this Agreement shall be taken as a written consent and authorization under any circumstances. The said consent and/or authorization cannot be revoked by the Consenter alone until the Bank has received all the repayment and/or compensation for damage under the Debt Agreement.

     The Consenter has fully understood all the statements in this Agreement and affixes his signature at the date and time aforementioned.


   Signed     (SIGNATURE)                                            Consenter
          ---------------------------          ----------------------
          (J.M.T. Duty Free Co., Ltd.)         (                     )


                         Signed                   Witness
                                ------------------
                                 (Montri Sapkerd)

                         Signed                   Witness
                                -----------------
                                (Polkrit Chotipan)